Exhibit 4.3

LEGG MASON, INC.,

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 8, 2016

TO

INDENTURE

DATED AS OF MARCH 14, 2016

$500,000,000

5.45% JUNIOR SUBORDINATED NOTES DUE 2056

i

SECOND SUPPLEMENTAL INDENTURE, dated as of August 8, 2016 (this “Supplemental Indenture”), between LEGG MASON, INC., a Maryland corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to an Indenture dated as of March 14, 2016 (the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Junior Subordinated Notes, the terms of which are to be determined as set forth in Section 301 of the Indenture; and

WHEREAS, pursuant to Section 901 of the Indenture, without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of a series of Junior Subordinated Notes as permitted by Sections 201 and 301 of the Indenture; and

WHEREAS, pursuant to this Supplemental Indenture, the Company desires to create a new series of Junior Subordinated Notes under the Indenture and to establish the forms and the terms, conditions, rights and preferences thereof; and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of such series of Junior Subordinated Notes under the Indenture and this Supplemental Indenture has been duly taken; and

WHEREAS, all acts and requirements necessary to make such series of Junior Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Supplemental Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with the Indenture have been done and performed;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of such series of Junior Subordinated Notes, as follows:

ARTICLE 1

THE JUNIOR SUBORDINATED NOTES

Section 1.01. Establishment. There is hereby established a new series of Junior Subordinated Notes to be issued under the Indenture, to be designated as the Company’s 5.45% Junior Subordinated Notes due 2056 (the “Notes”).

There are to be authenticated and delivered $500,000,000 principal amount of Notes, and such principal amount of the Notes may be increased from time to time pursuant to Section 301 of the Indenture. All Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes. Any such additional Notes will have the same interest rate, maturity and other terms as those initially issued (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable); provided that if such additional Notes are not fungible with the outstanding Notes for United States federal income tax purposes, then they will be issued under a separate CUSIP number. No Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Indenture. The Notes shall be issued in fully registered form.

The Notes shall be issued in the form of one or more Global Securities, and the form of the Trustee’s Certificate of Authentication for the Notes shall be, in substantially the form set out in Exhibit A hereto. The Global Securities will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a Participant or Indirect Participant. The terms and provisions contained in the form of Note set out in Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Each Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

“Additional Interest” has the meaning set forth in Section 1.04 of this Supplemental Indenture.

“Administrative Action” means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation.

“Applicable Rating Agency” means any Rating Agency that (i)(a) published a rating for the Company on the Original Issue Date and (b) publishes a rating for the Company at such time as a Rating Agency Event occurs, or (ii) any successor to a Rating Agency described in the preceding clause (i).

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Definitive Note” means a definitive Note in certificated form and registered in the name of the Holder thereof and issued in accordance with the terms of the Indenture, substantially in the form of Exhibit A, except that such Note shall not bear the Global Security Legend and shall not have the Schedule of Exchanges of Note attached thereto.

“Euroclear” means Euroclear Bank S.A./N.V. as operator of Euroclear System, and any successor thereto.

“Global Security Legend” means the legend set forth in Section 1.08(f) of this Supplemental Indenture, which is required to be placed on all Global Securities issued under this Indenture.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Dates” means March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2016.

“Optional Deferral Period” has the meaning set forth in Section 1.04 of this Supplemental Indenture.

“Original Issue Date” means August 8, 2016.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Rating Agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act).

“Rating Agency Event” means a change to the methodology or criteria that were employed by an Applicable Rating Agency for purposes of assigning equity credit to securities such as the Notes on the Original Issue Date, which change reduces the amount of equity credit assigned to the Notes by the Applicable Rating Agency as compared with the amount of equity credit that such Rating Agency had assigned to the Notes as of the Original Issue Date.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business (i) on the Business Day immediately preceding such Interest Payment Date if any Notes are issuable in the form of one or more Global Securities or (ii) on the 15th calendar day preceding such Interest Payment Date if no Notes are issuable in the form of one or more Global Securities (whether or not a Business Day).

“Securities Rate” has the meaning set forth in Section 1.03 of this Supplemental Indenture.

“Stated Maturity” means September 15, 2056.

“Tax Event” means that the Company shall have received an Opinion of Counsel experienced in tax matters to the effect that, as a result of:

(a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b) an Administrative Action;

(c) any amendment to, clarification of, or change in the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to an Administrative Action that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d) a threatened challenge asserted in writing in connection with an audit of the Company or an audit of any of the subsidiaries of the Company, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the Administrative Action is taken or issued, or interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the Original Issue Date, there is more than an insubstantial risk that interest payable by the Company on the Notes is not deductible, or within 90 days of the date of such opinion would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

Section 1.03. Payment of Principal and Interest. The principal of the Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 5.45% per annum (the “Securities Rate”) until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. So long as an Optional Deferral Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest (including Additional Interest) due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes (including Additional Interest) shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date)(including Additional Interest) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

Section 1.04. Deferral of Interest Payments. The Company may, at its option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes by extending the interest payment period for up to 20 consecutive quarterly periods (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. Any deferred interest on the Notes will accrue additional interest at the Securities Rate from the applicable Interest Payment Date to the date of payment, compounded quarterly (such deferred interest and additional interest accrued thereon, “Additional Interest”), to the extent permitted under applicable law. No interest shall be due and payable on the Notes until the end of an Optional Deferral Period, except upon a redemption of the Notes during such Optional Deferral Period.

Prior to the termination of any Optional Deferral Period, the Company may further defer the payment of interest by extending such Optional Deferral Period; provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed 20 consecutive quarterly periods at any one time or extend beyond the Stated Maturity. Upon the termination of any Optional Deferral Period or on any Redemption Date, the Company shall pay all interest accrued and unpaid on the Notes, including any Additional Interest, (i) to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest accrued and unpaid on the Notes, including any Additional Interest, payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable, or (ii) to the Person entitled to receive the Redemption Price in accordance with Article 11 of the Indenture. Once the Company pays all interest accrued and unpaid on the Notes, including any Additional Interest, it shall be entitled again to defer interest payments on the Notes as described above.

During an Optional Deferral Period, subject to the next succeeding sentence, the Company shall not (a) declare or pay any dividend or make any distributions, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank equally (“pari passu securities”) or junior (“junior securities”), in each case, in right of payment to the Notes. The immediately preceding sentence, however, shall not restrict (i) any of the actions described in the immediately preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock, (ii) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iii) dividends, payments or distributions payable in shares of capital stock or warrants, options or rights to acquire the Company’s capital stock, (iv) redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan, (v) any declaration of a dividend in connection with implementation of any stockholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto, (vi) redemptions, purchases or other acquisitions of shares of capital stock in connection with the satisfaction of the Company’s obligations pursuant to any contract entered into prior to the beginning of the applicable Optional Deferral Period, (vii) (x) any payment of current or deferred interest on any pari passu securities that is made pro rata to the amounts due on such pari passu securities and the Notes and (y) any payment of principal or current or deferred interest on pari passu securities that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu securities or (viii) (x) the payment of any dividend or distribution on the Company’s capital stock within 30 days after the date of declaration of such dividend or distribution, if the dividend or distribution would have been permitted under the Indenture and this Supplemental Indenture on the date of declaration and (y) the redemption of pari passu securities or junior securities within 30 days after the date on which notice of redemption was given, if at the time the notice was given, such redemption would have been permitted under the Indenture and this Supplemental Indenture.

The Company shall provide to the Trustee written notice, as provided in Section 105 of the Indenture, of its selection or extension of an Optional Deferral Period at least 10 Business Days and not more than 60 Business Days prior to the earlier of (a) the next applicable Interest Payment Date or (b) the date, if any, upon which the Company is required to give notice of such Interest Payment Date or the Regular Record Date thereof to the New York Stock Exchange or any applicable self-regulatory organization. The Trustee shall forward such written notice promptly to the Holders of the Notes as provided in Section 106 of the Indenture. In addition, the Company shall deliver to the Trustee an Officer’s Certificate stating whether or not a default or Event of Default shall have occurred and be continuing.

Section 1.05. Denominations. The Notes may be issued in the denominations of $25.00, or any integral multiple thereof.

Section 1.06. Redemption at the Company’s Option. At any time and from time to time on or after September 15, 2021, the Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest (including any Additional Interest) on the Notes being redeemed to the Redemption Date.

In addition, before September 15, 2021, the Company may redeem, upon not less than 30 nor more than 60 days’ notice, in whole but not in part, the Notes following the occurrence of a Tax Event, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including any Additional Interest) to the Redemption Date.

In addition, before September 15, 2021, the Company may, upon not less than 30 nor more than 60 days’ notice, within the 90 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Agency Event, redeem, in whole but not in part, the Notes at a Redemption Price equal to 102% of the principal amount to be redeemed plus any accrued but unpaid interest (including any Additional Interest) to the Redemption Date.

In the event of redemption of the Notes in part only, a new Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

The Notes will not have a sinking fund.

Notice of redemption shall be given as provided in Section 1104 of the Indenture.

Any redemption of less than all of the Notes shall, with respect to the principal thereof, be divisible by $25.00.

Section 1.07. Events of Default.

The Events of Default set forth in clauses (1)-(7) of Section 501 of the Indenture shall not apply to the Notes. “Event of Default”, whenever used herein or in the Indenture with respect to the Notes, means any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or occasioned by the operation of Article 13 of the Indenture):

(1) default in the payment of any interest upon any Note when it becomes due and payable on an Interest Payment Date other than at Maturity, including Additional Interest in respect thereof, and continuance of such default for a period of 30 days; provided, however, that a valid extension of the interest payment period by the Company pursuant to Section 1.04 of this Supplemental Indenture shall not constitute a default in the payment of interest for this purpose; or

(2) default in the payment of the principal of (or premium, if any), or interest (including Additional Interest) on, any Note at its Maturity; or

(3) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(4) the commencement by the Company of a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

With respect to the Notes, and for purposes of this Section 1.07, the term “Default” means the following event: default in the performance or breach of any covenant or warranty of the Company in the Indenture or this Supplemental Indenture (other than a covenant or warranty (i) a default in whose performance or whose breach is addressed in clauses (1) – (4) of this Section 1.07 of the immediately preceding paragraph or (ii) which has expressly been included in the Indenture solely for the benefit of one or more series of Junior Subordinated Notes other than the Notes), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Default” hereunder.

Upon the occurrence and continuance of a Default, the Trustee and the Holders of the Notes shall have the same rights and remedies, and shall be subject to the same limitations, restrictions, protections and exculpations, and the Company shall be subject to the same obligations and restrictions, in each case, as would apply if such Default was an Event of Default or an event which after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued interest on the Notes may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default shall be null and void with respect to the Notes; provided, further, that in case a Default has occurred and is continuing, the Trustee shall not be subject to Section 601(b) of the Indenture unless an Event of Default has occurred and is continuing.

In addition, with respect to the Notes and for purposes of this Supplemental Indenture and the Indenture:

(a) the reference to “Section 501(1), (2), (3) or (4)” in the first sentence of Section 503 of the Indenture shall be deemed to refer to clause (1) or (2) of the third immediately preceding paragraph;

(b) the reference to “Section 501(5)” in the penultimate sentence of Section 602 of the Indenture shall be deemed to refer to the second paragraph of this Section 1.07;

(c) the references to “Section 501(6) or (7)” in the last sentence of Section 607 of the Indenture and to “paragraphs (6) and (7) of Section 501” in Section 1404(2) of the Indenture shall be deemed to refer to clause (3) or (4) of the third immediately preceding paragraph; and

(d) the references to “Section 501” in Sections 1006 and 1403 of the Indenture shall be deemed to refer to this Section 1.07.

Section 1.08. Transfer And Exchange of Notes.

(a) Global Securities. A Global Security may not be transferred as a whole except by the Depositary (who shall initially be DTC) to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Notes unless (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or (B) has ceased to be a clearing agency registered under the Exchange Act, as amended, and in each case the Company fails to appoint a successor Depositary within 90 days after receiving such notice or becoming aware of such condition; (ii) the Company, at its option but subject to Depositary procedures, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for Global Securities (in whole but not in part); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes and the Depositary requests such exchange. Upon the occurrence of any of the preceding events in subclauses (i), (ii) or (iii) of this Section 1.08(a) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 304 of the Indenture. A Global Security may not be exchanged for another Note other than as provided in this Section 1.08; however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 1.08(b) or (c) hereby.

(b) Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the applicable procedures of the Depositary, Euroclear and Clearstream. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable:

(i) Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 1.08(b)(i).

(ii) All Other Beneficial Interests in Global Securities. If not subject to Section 1.08(b)(i) above, the transferor of such beneficial interest must deliver to the Trustee either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Trustee containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, as amended, the Trustee shall adjust the principal amount at maturity of the relevant Global Securities pursuant to Section 1.08(g).

(c) Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 1.08(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 1.08(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive

Note issued in exchange for a beneficial interest pursuant to this Section 1.08(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Definitive Notes for Beneficial Interests in Global Securities. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Security or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of a Global Security pursuant to Section 1.08(g).

(e) Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes, the Trustee shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by such Holder or by its attorney, duly authorized in writing.

(f) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 1.08 OF THE SUPPLEMENTAL INDENTURE TO THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1.08 OF THE SUPPLEMENTAL INDENTURE TO THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Notes or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Notes, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions.

(i) To permit registrations of transfers and exchanges permitted hereunder, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Notes upon the Company’s order or at the Trustee’s request in accordance with the Indenture.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(iii) The Trustee shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Securities and Definitive Notes issued upon any registration of transfer or exchange of Global Securities or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Securities or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Paying Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to Section 305 of the Indenture and Section 1.03 of this Supplemental Indenture) interest on such Notes and for all other purposes, and none of the Trustee, the Paying Agent or the Company shall be affected by notice to the contrary.

(vii) Neither the Trustee nor the Security Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture, the Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture and Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof or thereof.

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.01. Amendments to this Supplemental Indenture and the Notes. Subject to the rights of the Company and the Trustee set forth in Section 901 of the Indenture and in addition to the rights of the Holders of the Notes set forth in Section 902 of the Indenture, the Company and the Trustee may enter into a supplemental indenture to the Indenture or this Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or this Supplemental Indenture which affect the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture or this Supplemental Indenture only, in each case, with the consent of Holders of a majority in principal amount of all Outstanding Notes.

Section 2.02. Certain Trustee Matters. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.

Section 2.03. Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as further supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 2.04. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

Section 2.05. Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.06. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

LEGG MASON, INC.

By:	/s/ Jeffrey A. Nattans
Name:	Jeffrey A. Nattans
Title:	Executive Vice President

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

2

EXHIBIT A

FORM OF NOTE

NO.	CUSIP NO. [ ]

LEGG MASON, INC.

5.45% JUNIOR SUBORDINATED NOTE DUE 2056

[Initial][1] Principal Amount:	$[ ]

Regular Record Date:	With respect to each Interest Payment Date, the close of business (i) on the Business Day immediately preceding such Interest Payment Date if any Notes are issuable in the form of one or more Global Securities or (ii) on the 15th calendar day preceding such Interest Payment Date if no Notes are issuable in the form of one or more Global Securities (whether or not a Business Day)

Original Issue Date:	August 8, 2016

Stated Maturity:	September 15, 2056

Interest Payment Dates:	March 15, June 15, September 15 and December 15

Interest Rate:	5.45% per annum

Authorized Denomination:	$25.00

Legg Mason, Inc., a Maryland corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of                      DOLLARS ($        ) [or such other amount as indicated on the Schedule of Exchanges of Note attached hereto]2 on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on             , 20     and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue

[1]	Include in Global Note.
[2]	Include in Global Note.

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principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

The Company may, at its option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes during an Optional Deferral Period in accordance with Section 1.04 of the Supplemental Indenture referred to on the reverse hereof.

Payment of the principal of and interest (including Additional Interest) due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes (including Additional Interest) shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date)(including Additional Interest) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

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The indebtedness evidenced by this Note, including the principal hereof and interest hereon, is, to the extent provided in the Indenture, subordinate and junior in right of payment and upon liquidation to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

LEGG MASON, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the “Notes”), issued and issuable in one or more series under a Junior Subordinated Note Indenture, dated as of March 14, 2016, between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented from time to time, including pursuant to the Second Supplemental Indenture thereto, dated as of August 8, 2016 (the “Supplemental Indenture” and, such Junior Subordinated Note Indenture as so supplemented, the “Indenture”), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

This Note is one of the series designated on the face hereof as 5.45% Junior Subordinated Notes due 2056 (the “Notes”) which series is unlimited in principal amount. The Indenture limits the original aggregate principal amount of the Notes to $500,000,000, but additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such additional Notes will form a single series of Junior Subordinated Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes will not have a sinking fund.

The Notes will be subject to redemption at the option of the Company during the time periods and at the Redemption Prices specified in Section 1.06 of the Supplemental Indenture.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and, subject to the Company’s option to defer interest payments in accordance with Section 1.04 of the Supplemental Indenture, interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

The Company and, by acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Note constitute indebtedness and that each Holder hereof and any person acquiring a beneficial interest herein will treat the Notes as indebtedness for United States federal, state and local tax purposes.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

[SCHEDULE OF EXCHANGES OF NOTE]3

The following exchanges of a part of this Global Security for individual Notes or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

[3]	For Global Notes

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TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Notes are
to be delivered other than to and in
the name of the registered holder.

Fill in for registration of Notes if to
be delivered other than to and in the
name of the registered holder:

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(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

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